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                                                                  EXHIBIT 10-G-7


[LETTERHEAD OF HARTMARX CORPORATION]


                                 March 7, 1997


Mr. James E. Condon
Vice President and Treasurer
Hartmarx Corporation
101 N. Wacker Dr.
Chicago, IL  60606

Dear Jim:

     The Company's Board of Directors has recently undertaken a review of the protection it provides for certain of its key executives in the event of a termination of employment following a change in control. As you know, you are one of the people whose abilities and efforts are considered extremely important to the Company's progress. As such, you have previously been given an agreement that provides you with up to two years' compensation if, after a change in control, you are terminated without cause, or have your compensation, duties or benefits diminished in any material way.

     However, in the course of the Board's review, it has come to our attention that the definition in your agreement of what constitutes a change in control is not as precise nor totally consistent with that which is currently in use by the Company in its other agreements. Thus, in order to assure that your protection in such circumstances is equal to that accorded others, we propose to amend that provision.

     Accordingly, upon your acceptance of this amendment (by signing and returning the enclosed copy of this letter), the definition of a CHANGE IN CONTROL, found in the third paragraph of page one of your Agreement, is hereby amended in its entirety to read as follows:

     A CHANGE IN CONTROL shall be deemed to have occurred if:

          (A) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (C) below; or

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March 7, 1997
Page -2-

          (B) during any period of two consecutive years (not including any period prior to the date of this Agreement), individuals who at the beginning of such period constitute the Board of Directors of the Company ("Board") (together with any new directors whose election by the Board or whose nomination for election by the shareholders of the Company was approved by a vote of at least 66 2/3% of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board then in office; or

          (C) there is consummated a merger or consolidation of the Company (or any direct or indirect subsidiary of the Company) with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 75% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities; or

          (D) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity at least 75% of the combined voting power of the voting securities of which are owned by Persons in substantially the

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March 7, 1997
Page -3-

               same proportions as their ownership of the Company immediately prior to such sale.

          Notwithstanding the foregoing, a CHANGE IN CONTROL shall not be deemed to occur in the event of a Management CHANGE IN CONTROL. A Management CHANGE IN CONTROL shall mean a CHANGE IN CONTROL pursuant to which Executive (alone or with others) acquires or retains, directly or indirectly, the power to direct or cause the direction of the management and policies of the Company (whether through the ownership of voting securities, by contract, or otherwise) and which is directly or indirectly attributable to a public announcement by Executive (or others acting in concert with Executive) of an intention to take actions which, if consummated, would constitute such Management CHANGE IN CONTROL. In addition, no "CHANGE IN CONTROL" shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

          "Person" shall mean any person (as defined in Section 3(a)(9) of the Securities Exchange Act (the "Exchange Act"), as such term is modified in Sections 13(d) and 14(d) of the Exchange Act) other than (i) any employee plan established by the Company, (ii) the Company or any of its affiliates (as defined in Rule 12b-2 promulgated under the Exchange Act), (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company.

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March 7, 1997
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          "Beneficial Owner" shall mean beneficial owner as defined in Rule
     13d-3 under the Exchange Act.

     All other terms and conditions of the Agreement are continued in full force and effect.


AGREED AND ACCEPTED:                   HARTMARX CORPORATION


/s/ James E. Condon                    By: /s/ E. O. Hand
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James E. Condon, V.P. & Treas.
Hartmarx Corporation                   Its: Chairman and CEO
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Date: 3/10/97
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